At RFMD®		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE

January 26, 2010

RFMD® DELIVERS THIRD CONSECUTIVE QUARTER OF SEQUENTIAL GROWTH

IN GROSS MARGIN, OPERATING MARGIN AND EARNINGS PER SHARE

RFMD HAS GENERATED $122.2 MILLION IN FREE CASH FLOW FISCAL YEAR-TO-DATE

December 2009 Quarterly Highlights:

•         Quarterly Revenue Grows Approximately 24% Year-Over-Year

•         GAAP Gross Margin Expands To 36.4%, And Non-GAAP Gross Margin Expands To 38.4%

•         GAAP Operating Margin Increases Sequentially 390 Basis Points To 13.4%, And Non-GAAP Operating
    Margin Increases Sequentially 140 Basis Points To 17.8%

•         GAAP Diluted EPS Improves To $0.09, And Non-GAAP Diluted EPS Improves To $0.14

•         Free Cash Flow Totals $41.9 Million In The December Quarter And $122.2 Million In The First Three
    Quarters Of Fiscal 2010

•         RFMD Purchases And Retires $197 Million Of Convertible Notes Due 2010

GREENSBORO, N.C., January 26, 2010 – RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance semiconductor components and compound semiconductor technologies, today reported financial results for its fiscal 2010 third quarter ended January 2, 2010. RFMD’s December 2009 quarterly revenue increased approximately 24% year-over-year to $250.3 million. GAAP gross margin for the quarter increased sequentially from 35.9% to 36.4%, and non-GAAP gross margin increased sequentially from 38.1% to 38.4%. GAAP operating income was $33.6 million, and non-GAAP operating income was a quarterly record $44.6 million. GAAP net income was $24.9 million, or $0.09 per diluted share, and non-GAAP net income was a quarterly record $38.8 million, or $0.14 per diluted share.

RFMD® Product Group Highlights

    Cellular Products Group (CPG)

•         CPG experienced robust order and design win activity, driven by secular growth trends and new product cycles

•         Sales of WCDMA front ends, including the rapidly growing TD-SCDMA segment, increased approximately
    80% year-over-year

•         Sales into smart phones and 3G devices approached 50% of cellular front end revenue

•         Sales to reference design customers in China more than doubled year-over-year

•         CPG launched its first fully qualified CMOS-based switch products for cellular handsets

•         CPG released 14 new products in the December quarter and is on track to release more than 40 new products in fiscal 2010

    Multi-Market Products Group (MPG)

•         MPG released its first fully qualified GaN power product and plans to release multiple GaN-based power products in the
    March quarter

•         Defense and Power end market applications grew 17% sequentially, driven by military high-reliability and commercial point-to-point radio applications

•         Quarterly sales to MPG’s largest CATV customers more than doubled sequentially, with strong CATV order backlog carrying into the March quarter

•         Quarterly shipments of WiMAX components increased approximately 22% sequentially

•         Shipments of automatic meter reading (AMR)/smart grid components grew by 60% sequentially and are on track to double year-over-year

•         MPG released 86 new and derivative products in the December 2009 quarter and has released 255 products year-to-date in fiscal 2010

GAAP RESULTS
(in millions, except
percentages and per	Q3 Fiscal	Q2 Fiscal	Change		Q3 Fiscal	Change
share data)	2010	2010	vs. Q2 2010		2009 (1)	vs. Q3 2009
Revenue	$250.3	$254.8	(1.8%)		$202.0	23.9%
Gross Margin	36.4%	35.9%	0.5	ppt	19.0%	17.4	ppt
Operating Income (Loss)	$33.6	$24.1	$9.5		$(754.0)	$787.6
Net Income (Loss)	$24.9	$14.6	$10.3		$(788.5)	$813.4
Diluted EPS (LPS)	$0.09	$0.05	$0.04		$(3.00)	$3.09

NON-GAAP RESULTS (excluding share-based compensation, amortization of intangibles, impairment of goodwill and intangibles, integration charges, manufacturing start-up costs, loss (gain) on retirement of convertible subordinated notes, restructuring charges, non-cash interest expense on convertible subordinated notes and tax adjustments)

(in millions, except
percentages and per	Q3 Fiscal	Q2 Fiscal	Change		Q3 Fiscal	Change
share data)	2010	2010	vs. Q2 2010		2009 (1)	vs. Q3 2009
Gross Margin	38.4%	38.1%	0.3	ppt	22.6%	15.8	ppt
Operating Income (Loss)	$44.6	$41.7	$2.9		$(8.3)	$52.9
Net Income (Loss)	$38.8	$36.9	$1.9		$(12.4)	$51.2
Diluted EPS (LPS)	$0.14	$0.13	$0.01		$(0.05)	$0.19

(1) Certain amounts have been adjusted as a result of the retrospective adoption of the Financial Accounting
      Standard Board’s Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be
      Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1,” which is included in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”)
      Subtopic 470-20, “Debt with Conversion and Other Options” (“FASB ASC 470-20”)).

Business Outlook

RFMD is enjoying strength in CPG, supported by strong calendar 2010 handset unit forecasts, expanded participation across customer programs and increasing adoption of connected devices, including smart phones and 3G devices. In the diversified markets served by MPG, RFMD continues to see positive demand trends supported by increasing customer order activity. RFMD believes the demand environment supports the following expectations:

•         In CPG, quarterly revenue is expected to be better than normal seasonality in the March quarter

•         In MPG, quarterly revenue is expected to be flat to up sequentially in the March quarter

•         Non-GAAP operating margin for the fiscal 2010 full-year period is expected to approach RFMD’s annual target of 15%

•         RFMD expects strong free cash flow, in line with recent quarterly performances

RFMD anticipates there will be approximately 278 million outstanding diluted shares of its common stock at the end of its fiscal 2010, using the if-converted method. RFMD’s actual quarterly and annual results may differ from these expectations and projections, and such differences may be material.

Comments From Management

Bob Bruggeworth, president and CEO of RFMD, said, “RFMD is capitalizing on major global secular growth trends, such as mobile broadband, smart grid/AMR and green technologies, while entering lucrative new product segments, like switch-based products for smart phones and GaN-based amplifiers for communications and defense systems, which expand our serviceable market, diversify revenue and expand margins.

“As the global demand for data mobility accelerates, the adoption of smart phones, netbooks, data cards and other connected devices is significantly increasing the available RF dollar content for RFMD. Similarly, the increasing demand for AMR/smart grid applications and green technologies is creating new, incremental opportunities to diversify revenue and expand margins by leveraging RFMD’s leadership in RF components and compound semiconductor technologies.”

Dean Priddy, CFO and vice president of administration of RFMD, said, "RFMD’s business model continues to produce strong financial results and superior capital efficiency. RFMD’s strategic focus on RF components and compound semiconductors is driving sustainable improvements in gross margin, operating margin and free cash flow. For fiscal 2011, we expect a contribution margin of approximately 60% on each incremental dollar of revenue, and we believe we're on track to deliver continued revenue and earnings growth in fiscal 2011 and beyond."

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow and free cash flow per diluted share and (vii) return on invested capital (ROIC). Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" table on page 10 and the "Additional Selected Non-GAAP Financial Measures And Reconciliations" table on pages 11 and 12.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of certain non-cash expenses, unusual items and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets and adjustments for restructuring and integration charges. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to restructuring and integration charges do not constitute part of RFMD's ongoing operations and therefore the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude share-based compensation expense, amortization of intangible assets, restructuring and integration charges, impairment of intangibles and manufacturing start-up costs. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring and integration charges, impairment of intangibles and manufacturing start-up costs do not constitute part of RFMD’s ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either non-recurring in nature or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, restructuring and integration charges, impairment of goodwill and intangibles, manufacturing start-up costs, loss (gain) on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes and also reflect an adjustment of income taxes. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either non-recurring in nature, do not represent current cash expenditures, or are variable in nature and thus unlikely to become recurring expenses.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets and restructuring and integration charges. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring and integration charges do not constitute part of RFMD’s ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either non-recurring in nature or do not represent current cash expenditures.

Free cash flow and free cash flow per diluted share. RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. RFMD defines free cash flow per diluted share as net cash provided by operating activities during the period minus property and equipment expenditures made during the period divided by GAAP weighted average outstanding diluted shares during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations’ use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP Operating Income, net of cash taxes, by average invested capital.  Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of Net Accounts Receivable, Inventories, Other Current Assets, Net Property and Equipment and a cash amount equal to seven days of quarterly revenue. For the period ending October 3, 2009, which was a 14 week quarter, the annualized non-GAAP operating income, net of cash taxes, has been normalized to a 52-week basis.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow and free cash flow per diluted share and non-GAAP ROIC as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EST today to discuss today's press release.  The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.earnings.com or http://www.rfmd.com (under Investors).  A telephone playback of the conference call will be available approximately one hour after the call’s completion by dialing 303-590-3030 and entering pass code 4199783.

About RFMD

RF Micro Devices, Inc. (Nasdaq GS: RFMD) is a global leader in the design and manufacture of high-performance semiconductor components and compound semiconductor technologies.  RFMD’s products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets.  RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world’s leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD’s web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices’ business is subject to numerous risks and uncertainties, including risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, variability in operating results, the rate of growth and development of wireless markets, risks associated with the reduced investment in our wireless systems business, our ability to execute on our plans to consolidate or relocate manufacturing operations, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers, dependence on gallium arsenide (GaAs) for the majority of our products, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

# # #

Tables To Follow

 RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	January 2, 2010	December 27, 2008 (1)
Total revenue	$250,271	$202,025

Costs and expenses:
Cost of goods sold	159,081	163,613
Research and development	32,997	38,617
Marketing and selling	13,821	15,511
General and administrative	9,496	10,613
Other operating expense	1,288	727,697

Total costs and expenses	216,683	956,051

Operating income (loss)	33,588	(754,026)
Other expense	(5,828)	(2,744)

Income (loss) before income taxes	$27,760	$(756,770)
Income tax expense	(2,832)	(31,704)

Net income (loss)	$24,928	$(788,474)

Net income (loss) per share, diluted	$0.09	$(3.00)

Weighted average outstanding diluted shares	285,907	263,227

(1)     Certain amounts have been adjusted as a result of the retrospective adoption of FSP APB 14-1 (which is included in FASB ASC 470-20).

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	January 2, 2010	December 27, 2008 (1)
Total revenue	$717,568	$714,186

Costs and expenses:
Cost of goods sold	460,827	526,676
Research and development	103,477	135,034
Marketing and selling	42,131	51,186
General and administrative	37,429	39,453
Other operating expense	3,937	774,611

Total costs and expenses	647,801	1,526,960

Operating income (loss)	69,767	(812,774)
Other expense	(16,073)	(10,861)

Income (loss) before income taxes	$53,694	$(823,635)
Income tax expense	(9,403)	(5,591)

Net income (loss)	$44,291	$(829,226)

Net income (loss) per share, diluted	$0.16	$(3.16)

Weighted average outstanding diluted shares	293,787	262,186

(1)     Certain amounts have been adjusted as a result of the retrospective adoption of FSP APB 14-1 (which is included in FASB ASC 470-20).

 RF MICRO DEVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	January 2, 2010	October 3, 2009	December 27, 2008 (1)

GAAP operating income (loss)	$33,588	$24,127	$(754,026)
Share-based compensation expense	5,322	11,125	5,328
Amortization of intangible assets	4,751	4,804	7,239
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	585	1,072	59,775
Impairment of goodwill and intangibles	-	-	673,027
Other restructuring, integration charges and manufacturing start-up costs	330	609	310
Non-GAAP operating income (loss)	44,576	41,737	(8,347)

GAAP net income (loss)	24,928	14,579	(788,474)
Share-based compensation expense	5,322	11,125	5,328
Amortization of intangible assets	4,751	4,804	7,239
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	585	1,072	59,775
Impairment of goodwill and intangibles	-	-	673,027
Other restructuring, integration charges and manufacturing start-up costs	330	609	310
Loss (gain) on retirement of convertible subordinated notes	408	-	(8,135)
Non-cash interest expense on convertible subordinated notes	4,335	4,602	4,532
Tax adjustments	(1,881)	151	34,011

Non-GAAP net income (loss)	38,778	36,942	(12,387)
Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	361	768	-
Non-GAAP net income (loss) plus assumed conversion of notes-Numerator for diluted income (loss) per share	$39,139	$37,710	$(12,387)

GAAP and Non-GAAP weighted average outstanding diluted shares	285,907	298,668	263,227

Non-GAAP net income (loss) per share, diluted	$0.14	$0.13	$(0.05)

	Three Months Ended
	January 2, 2010		October 3, 2009		December 27, 2008
GAAP gross margin	$91,190	36.4%	$91,549	35.9%	$38,412	19.0%
Adjustment for intangible amortization	3,651	1.5%	3,705	1.5%	5,068	2.5%
Adjustment for share-based compensation	939	0.4%	1,389	0.5%	679	0.3%
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	-	0.0%	-	0.0%	1,372	0.7%
Other restructuring	384	0.1%	385	0.2%	110	0.1%
Non-GAAP gross margin	$96,164	38.4%	$97,028	38.1%	$45,641	22.6%

 (1)  Certain amounts have been adjusted as a result of the retrospective adoption of FSP APB 14-1 (which is included in FASB ASC 470-20).

RF MICRO DEVICES, INC. AND SUBSIDIARIES

ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

 (Unaudited)

Three Months Ended
Non-GAAP Operating Income	January 2, 2010
(as percentage of sales)

GAAP operating income	13.4%
Share-based compensation expense	2.1%
Amortization of intangible assets	1.9%
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	0.2%
Other restructuring, integration charges and manufacturing start-up costs	0.2%
Non-GAAP operating income	17.8%

	Three Months Ended
	January 2, 2010	October 3, 2009	December 27, 2008
GAAP research and development expense	$32,997	$34,846	$38,617
Less:
Share-based compensation expense	1,481	1,399	1,365
Amortization of intangible assets	13	12	14
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	-	-	344
Other restructuring and integration expense	18	118	-
Non-GAAP research and development expense	$31,485	$33,317	$36,894

	Three Months Ended
	January 2, 2010	October 3, 2009	December 27, 2008
GAAP marketing and selling expense	$13,821	$14,741	$15,511
Less:
Share-based compensation expense	1,298	1,915	1,129
Amortization of intangible assets	1,087	1,087	2,157
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	-	-	81
Other restructuring and integration expense	8	8	-
Non-GAAP marketing and selling expense	$11,428	$11,731	$12,144

	Three Months Ended
	January 2, 2010	October 3, 2009	December 27, 2008
GAAP general and administrative expense	$9,496	$16,721	$10,613
Less:
Share-based compensation expense	1,604	6,422	2,155
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	-	-	8
Other restructuring and integration expense (benefit)	(783)	17	-
Non-GAAP general and administrative expense	$8,675	$10,282	$8,450

RF MICRO DEVICES, INC. AND SUBSIDIARIES

ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

 (Unaudited)

Free Cash Flow (1)	Three Months Ended	Nine Months Ended
	January 2, 2010	January 2, 2010
(In millions, except per share data)

Net cash provided by operating activities	$44.5	$128.1
Purchases of property and equipment	(2.6)	(5.9)
Free Cash Flow	$41.9	$122.2

GAAP weighted average outstanding diluted shares (In thousands)	285,907	293,787
Free cash flow per diluted share	$0.15	$0.42

 (1)   Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures. Free cash flow per diluted share is calculated as net cash provided by operating activities minus property and equipment expenditures divided by GAAP weighted average outstanding diluted shares.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 2, 2010	March 28, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$121,501	$172,989
Restricted cash and trading security investments	17,998	62
Short-term investments	62,966	93,527
Accounts receivable, net	97,561	90,231
Inventories	121,503	113,611
Other current assets	73,729	47,014
Total current assets	495,258	517,434

Property and equipment, net	262,179	315,127
Intangible assets, net	106,719	121,191
Goodwill	95,628	95,628
Long-term investments	2,175	20,183
Other non-current assets	18,539	19,079
Total assets	$980,498	$1,088,642

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	114,378	98,004
Current portion of long term debt	14,975	4,839
Other short-term liabilities, net	13,948	923
Total current liabilities	143,301	103,766

Long-term debt, net	286,816	505,107
Other long-term liabilities	53,575	47,807
Total liabilities	483,692	656,680

Shareholders’ equity:
Total shareholders’ equity	496,806	431,962

Total liabilities and shareholders’ equity	$980,498	$1,088,642

(1)     Certain amounts have been adjusted as a result of the retrospective adoption of FSP APB 14-1 (which is included in FASB ASC 470-20).